Free Writing Prospectus

Filed Pursuant to Rule 433

Dated October 21, 2013

Registration Statement No. 333-173928

1 Slide SAFE HARBOR -- FORD MOTOR CREDIT COMPANY LLC Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For additional discussion of these risk factors, see Item 1A of Part I of our 2012 10-K Report as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. •Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors; •Decline in Ford's market share or failure to achieve growth; • Lower-than-anticipated market acceptance of Ford's new or existing products; •Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States; •An increase in or continued volatility of fuel prices, or reduced availability of fuel; •Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in foreign currency exchange rates, commodity prices, and interest rates; •Adverse effects resulting from economic, geopolitical, or other events; • Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions; •Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors); • Single-source supply of components or materials; • Labor or other constraints on Ford's ability to maintain competitive cost structure; • Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition; •Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns); •Restriction on use of tax attributes from tax law "ownership change;” • The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs; • Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/ or sales restrictions; •Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; •A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts); •Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments; • Inherent limitations of internal controls impacting financial statements and safeguarding of assets; •Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier; • Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities; • Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; •Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and •New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

2 Slide October 2013 Ford Credit Auto Lease Trust 2013-B Roadshow Free Writing Prospectus Registration Statement No. 333-173928 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trusts (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-221-1037.

3 Slide FCALT 2013-B ROADSHOW TRANSACTION PARTICIPANTS Issuer Ford Credit Auto Lease Trust (“FCALT”) 2013-B Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee The Bank of New York Mellon Owner Trustee U.S. Bank Trust National Association Accountants PricewaterhouseCoopers LLP Joint-Lead Managers Credit Suisse Deutsche Bank Securities RBS Securities Inc.

4 Slide • FCALT 2013-B plans to issue $909,190,000 of triple-A rated Class A notes, $51,080,000 of double-A rated Class B notes, $47,670,000 of single-A rated Class C notes(1) • FCALT 2013-B will be the sixth public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 • FCALT 2013-B will use a senior/subordinate, sequential pay structure pre and post-event of default • Similar to previous Ford Credit lease securitizations, FCALT 2013-B will use an exchange note legal structure. The exchange note is secured by a reference pool of leases and leased vehicles • The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle - The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(2). For the majority (94.33%) of FCALT 2013-B leased vehicles, the contract residual value is greater than the ALG base residual value, so the base residual value will equal the ALG base residual value - The discount rate applied to each lease is the greater of (1) 6.40% or (2) the lease factor • The reference pool cutoff date is October 1, 2013. The first payment date will be November 15, 2013 • Credit enhancement for the offered notes will consist of building overcollateralization, subordination, a reserve account and available excess spread • FCALT 2013-B provides robust disclosure of collateral performance - Credit loss and residual performance by vintage origination is shown in the Prospectus Supplement (Annex B) - Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus Supplement (Annex C) - Quarterly supplemental reporting will be published on Ford Credit’s website (see slides 14 and 22), which will include monthly residual performance by vehicle type and an updated payment schedule of the remaining leases ---------------------------------------------- (1) The Class A-1 notes will be issued under Rule 144A and the Class A-2, A-3, A-4, B, and C notes will be issued publicly (Ford Credit may initially retain some or all of the notes) (2) ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle FCALT 2013-B ROADSHOW TRANSACTION SUMMARY

5 Slide FCALT 2013-B ROADSHOW TRANSACTION STRUCTURE (2) At pricing speed of 100% prepayment assumption and 5% optional clean-up call Class Class Class Class Class Class Class A-1 Notes A-2a Notes A-2b Notes A-3 Notes A-4 Notes B Notes C Notes Total Principal Amount $177,000,000 $404,000,000 $250,000,000 $78,190,000 $51,080,000 $47,670,000 $1,007,940,000 Class Split (1) 15.59% 35.59% 22.03% 6.89% 4.50% 4.20% Rating (Moody’s/Fitch) P-1(sf) / F1+sf Aaa(sf) / AAAsf Aaa(sf) / AAAsf Aaa(sf) / AAAsf Aa2(sf) / AAsf A2(sf) / Asf Offering Type 144A Public Public Public Public Public WAL to Call (years) (2) 0.33 1.14 1.80 2.27 2.41 2.50 Benchmark Int. LIBOR EDSF 1 mo. LIBOR EDSF Swaps Swaps Swaps Fixed/Floating Fixed Fixed Floating Fixed Fixed Fixed Fixed Interest Accrual Method Act / 360 30 / 360 Act / 360 30 / 360 30 / 360 30 / 360 30 / 360 Payment Frequency Monthly Monthly Monthly Monthly Monthly Monthly Monthly Principal Window (months) (2) 1 - 8 8 - 19 8 - 19 19 - 26 26 - 29 29 - 30 30 - 31 Expected Final (2) 06/15/2014 5/15/2015 5/15/2015 12/15/2015 3/15/2016 4/15/2016 5/15/2016 Legal Final (3) 11/15/2014 1/15/2016 1/15/2016 9/15/2016 10/15/2016 11/15/2016 8/15/2017 ERISA Eligible Yes Yes Yes Yes Yes Yes Yes (1) As a percent of initial total securitization value (3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

6 Slide FCALT 2013-B ROADSHOW CLASS A CREDIT ENHANCEMENT (1) As a percent of initial total securitization value • Triple A credit enhancement for FCALT 2013-B (20.40%/22.90%) is higher relative to FCALT 2013-A to reflect the inclusion of an unhedged floating rate A2b tranche • Includes overcollateralization, subordination, and cash reserve • Estimated excess spread of 4.22% is higher than 2013-A (3.96%) • The distribution of hard credit enhancement has shifted: • There are no Class D notes -- the Class D (2.80% of subordination in the FCALT 2013-A deal) has been moved to over-collateralization; aggregate subordination has decreased from 10.80% to 8.70% of securitization value • Initial over-collateralization has increased by 0.80% in addition to the 2.80% move from subordinated notes, from 7.60% to 11.20% of the initial securitization value • Target O/C has increased from 9.10% to 13.70% of the initial securitization value • The cash reserve is 0.50% of the initial securitization value, consistent with FCALT 2013-A • The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value FCALT 2013-B H/(L) FCALT 2013-A FCALT 2013-B FCALT 2013-A Initial(1) Target Initial(1) Target Initial(1) Target Subordinated Notes 10.80% 10.80% 8.70% 8.70% (2.10)% (2.10)% Overcollateralization 7.60% 9.10% 11.20% 13.70% 3.60% 4.60% Reserve Account 0.50% 0.50% 0.50% 0.50% 0.00% 0.00% Total Hard Credit Enhancement for Class A Notes 18.90% 20.40% 20.40% 22.90% 1.50% 2.50% Est. Excess Spread per Annum 3.96% 4.22% 0.26%

7 Slide FCALT 2013-B ROADSHOW A-2b FLOATING RATE NOTE • FCALT 2013-B will issue a fixed rate Class A-2a note and un-hedged floating rate A-2b note • The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis • The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing • Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b note not to exceed $303,000,000

8 Slide (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 94.33% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 93.89% equal to the ALG residual value and 0.43% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of October 1, 2013. (3) This weighted average excludes leases representing 7.03% of the initial securitization value that have lessees who do not have FICO scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO scores, you should read "Sponsor and Servicer - Origination, Purchasing and Underwriting" in the prospectus. There can be no assurance that FICO scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. FCALT 2013-B ROADSHOW COLLATERAL COMPOSITION OF REFERENCE POOL Number of leases 46,572 Initial total securitization value $1,135,071,232 Residual portion of initial total securitization value $734,293,972 Residual portion as a % of initial total securitization value 64.69% Base monthly payments plus base residual value $1,263,327,507 Base residual value $833,150,813(1) Base residual value as a % of initial total securitization value 73.40% Base residual value as a % of base monthly payments plus base residual value 65.95% Weighted average original term 33.0 months(2) Weighted average remaining term 23.7 months(2) Seasoning 9.3 months(2) Weighted average FICO® score 746(2) (3) Minimum discount rate 6.40%

9 Slide FCALT 2013-B ROADSHOW COLLATERAL HIGHLIGHTS • Broad distribution of residual maturities • Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of the transaction) • ALG MTM forecasts a gain of 3% as a percentage of Base Residual Value • FCALT transactions include shorter tenor leases on average relative to other lease ABS issuers – The weighted average original term of FCALT 2013-B is 33.0 months • Significant model diversification: – Top model (Escape) is only 16.80% of the pool – Top 3 models comprise 47.31% of the pool • FCALT 2013-B includes a more diverse product mix of cars and CUVs (82.58%) and lower concentration of SUV’s/Trucks (17.42%) relative to precedent transactions(1) • Sustained high weighted average FICO® scores • Residual portion of securitization value in line with recent FCALT transactions FCALT 2013-B FCALT 2013-A FCALT 2012-B FCALT 2012-A FCALT 2011-B FCALT 2011-A Max 6-month Residual Maturities as a % Base Residual value 34.83% 36.04% 37.30% 32.85% 33.02% 32.21% Seasoning (months) 9.3 10.4 9.4 8.1 10.0 9.9 Model Diversification Top Model Top 3 Models 16.80% 47.31% 14.75% 42.92% 14.76% 41.98% 14.88% 42.36% 15.22% 40.50% 16.32% 42.17% SUVs and Trucks as % of Total Securitization Value 17.42% 25.97% 30.43% 31.26% 26.35% 25.77% Weighted Average FICO 746 748 745 749 747 742 Residual Portion of Securitization Value 64.69% 63.85% 63.11% 63.74% 64.20% 64.05% (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs

10 Slide FCALT 2013-B ROADSHOW COLLATERAL STRATIFICATION – ORIGINAL TERM FCALT 2012-A FCALT 2012-B FCALT 2013-A 24-35 Months 38.9% 36-39 Months 61.0% 40+ Months 0.1% 24-35 Months 30.2% 36-39 Months 69.7% 40+ Months 0.1% 24-35 Months 17.3% 36-39 Months 82.6% 40+ Months 0.1% FCALT 2013-B 24-35 Months 29.4% 36-39 Months 70.6% 40+ Months 0.02% Original Term Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market 24 months 13,830 29.70% 482,145,342.39 $ 417,110,141.22 $ 329,670,204.81 $ 29.04% 276,329,997.10 $ 33.17% 252,807,132.19 $ 282,802,025.00 $ 27 206 0.44 7,250,632.53 6,395,610.72 4,109,630.52 0.36 3,847,483.85 0.46 3,731,371.22 3,960,060.00 36 24,504 52.62 863,525,067.75 778,902,916.62 597,376,317.99 52.63 417,782,151.82 50.14 361,351,000.12 432,394,668.00 39 8,022 17.22 293,560,530.35 271,885,108.07 203,632,954.81 17.94 135,028,353.08 16.21 116,265,271.31 140,004,921.00 48 10 0.02 437,890.00 399,521.18 282,124.21 0.02 162,827.45 0.02 139,197.22 174,708.00 Total: 46,572 100.00% 1,646,919,463.02 $ 1,474,693,297.81 $ 1,135,071,232.34 $ 100.00% 833,150,813.30 $ 100.00% 734,293,972.06 $ 859,336,382.00 $ Number of Leases Securitization Value Base Residual Value

11 Slide FCALT 2013-B ROADSHOW COLLATERAL STRATIFICATION – GEOGRAPHIC DISTRIBUTION (1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date Geographic concentration has remained consistent with prior transactions Top 5 States: 59.7% Top 5 States: 62.4% Top 5 States: 64.5% FCALT 2012-A FCALT 2012-B FCALT 2013-A Michigan 20.7% New York 15.3% New Jersey 9.7% California 9.7% Ohio 7.0% Other 37.6% Michigan 26.2% New York 15.1% New Jersey 9.2% California 7.9% Ohio 6.1% Other 35.5% Michigan 18.3% New York 15.7% California 9.7% New Jersey 9.4% Ohio 6.6% Other 40.3% FCALT 2013-B Top 5 States: 63.9% Michigan 24.6% New York 14.0% New Jersey 8.5% California 10.0% Ohio 6.8% Other 36.1% State (1) Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to- Market Michigan 11,921 25.60% 412,153,370.22 $ 360,203,863.21 $ 279,365,323.63 $ 24.61% 217,913,367.22 $ 26.16% 194,646,157.37 $ 224,030,058.00 $ New York 6,389 13.72 230,925,052.46 209,750,602.84 159,165,353.54 14.02 116,615,588.36 14.00 102,758,527.60 120,524,443.00 California 4,713 10.12 165,107,611.19 146,843,581.58 113,102,973.25 9.96 81,957,247.39 9.84 72,011,826.75 84,268,166.00 New Jersey 3,948 8.48 141,750,453.29 128,258,930.82 96,451,502.01 8.50 69,944,227.10 8.40 61,519,444.08 72,417,611.00 Ohio 3,263 7.01 108,112,039.01 98,959,458.96 77,060,514.89 6.79 55,069,281.27 6.61 48,260,297.82 56,561,031.00 Florida 2,582 5.54 92,296,721.23 82,857,135.81 63,340,818.95 5.58 45,628,487.57 5.48 39,997,793.51 47,172,043.00 Pennsylvania 2,304 4.95 79,990,070.88 71,020,755.65 54,915,198.81 4.84 40,150,739.80 4.82 35,144,190.78 41,383,190.00 Texas 1,479 3.18 56,589,083.86 52,970,301.86 40,802,470.85 3.59 26,821,047.36 3.22 23,230,149.05 27,847,306.00 Other 9,973 21.41 359,995,060.88 323,828,667.08 250,867,076.41 22.10 179,050,827.23 21.49 156,725,585.10 185,132,534.00 Total: 46,572 100.0% 1,646,919,463.02 $ 1,474,693,297.81 $ 1,135,071,232.34 $ 100.0% 833,150,813.30 $ 100.0% 734,293,972.06 $ 859,336,382.00 $ Number of Leases Securitization Value Base Residual Value

12 Slide FCALT 2013-B ROADSHOW COLLATERAL STRATIFICATION – VEHICLE TYPE • FCALT 2013-B continues to have broad diversification by vehicle type • Truck and SUV concentrations reflect recent origination trends, representing: 17.42% in FCALT 2013-B, 25.97% in FCALT 2013-A, and 30.42% in FCALT 2012-B • Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 model year Escapes as CUVs rather than SUVs as they are built on a car platform and have fuel efficiency similar to the CUV category FCALT 2012-A FCALT 2012-B FCALT 2013-A Car 33.2% CUV 36.4% SUV 17.8% Truck 12.6% Car 35.3% CUV 33.5% SUV 18.9% Truck 12.4% (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs Car 31.5% CUV 42.6% SUV 11.6% Truck 14.4% FCALT 2013-B Car 33.9% CUV 48.7% SUV 4.5% Truck 12.9% Vehicle Type (1) Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market CUV 21,181 45.48% 800,457,832.48 $ 719,374,205.51 $ 552,531,700.68 $ 48.68% 403,288,999.15 $ 48.41% 354,282,362.94 $ 420,843,182.00 $ Car 18,388 39.48 548,750,904.03 489,651,502.16 384,831,946.64 33.90 284,036,831.36 34.09 251,261,281.55 284,744,823.00 Truck 4,731 10.16 213,764,350.36 191,032,392.11 146,200,323.21 12.88 107,561,950.39 12.91 94,099,590.90 112,204,112.00 SUV 2,272 4.88 83,946,376.15 74,635,198.03 51,507,261.81 4.54 38,263,032.40 4.59 34,650,736.67 41,544,265.00 Total: 46,572 100.00% 1,646,919,463.02 $ 1,474,693,297.81 $ 1,135,071,232.34 $ 100.00% 833,150,813.30 $ 100.00% 734,293,972.06 $ 859,336,382.00 $ Number of Leases Securitization Value Base Residual Value

13 Slide FCALT 2013-B pool features significant model diversification FCALT 2013-B ROADSHOW COLLATERAL STRATIFICATION – VEHICLE MODEL (1) Models representing greater than 1.00% of initial total securitization value Top 1: 14.8%; Top 3: 42.0% Top 1: 14.9%; Top 3: 42.4% FCALT 2012-A FCALT 2012-B FCALT 2013-A Top 1: 14.8%; Top 3: 42.9% Escape 14.8% Edge 14.7% F-150 12.5% Explorer 12.0% Fusion 11.6% MKZ 6.8% MKX 6.4% Focus 5.4% MKS 3.9% Taurus 2.4% Other 9.4% Escape 14.9% Edge 13.9% Fusion 13.6% F-150 12.2% Explorer 10.0% MKZ 7.4% MKX 6.8% MKS 4.9% Focus 4.3% Taurus 2.0% Other 10.0% Explorer 14.8% F-150 14.3% Escape 13.9% Edge 13.8% Fusion 11.5% MKX 6.1% Focus 5.9% MKZ 5.7% MKS 3.2% Taurus 2.2% Other 8.8% Escape 16.8% Explorer 15.3% Fusion 15.2% F-150 12.8% Edge 12.2% Focus 6.1% MKZ 5.3% MKX 5.0% MKS 2.8% Flex 1.6% Other 7.1% FCALT 2013-B Top 1: 16.8%; Top 3: 47.3% Vehicle Model (1) Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market Escape 8,717 18.72% 268,427,762.80 $ 243,442,507.76 $ 190,705,088.89 $ 16.80% 140,932,304.75 $ 16.92% 123,777,914.41 $ 146,423,746.00 $ Explorer 6,106 13.11 252,851,503.10 228,020,897.70 173,797,185.55 15.31 124,539,169.65 14.95 109,041,271.00 132,701,793.00 Fusion 8,423 18.09 240,653,818.50 217,270,570.54 172,514,528.62 15.20 127,480,327.69 15.30 112,372,237.90 128,430,877.00 F-150 4,698 10.09 212,153,880.37 189,561,664.53 145,000,556.81 12.77 106,811,942.69 12.82 93,448,048.75 111,385,216.00 Edge 5,526 11.87 210,233,333.31 186,570,495.59 138,134,837.24 12.17 102,497,186.05 12.30 90,721,369.64 106,002,812.00 Focus 4,221 9.06 95,031,225.34 85,217,735.56 68,702,509.77 6.05 50,173,906.10 6.02 44,251,158.63 48,289,699.00 MKZ 2,226 4.78 92,606,197.84 81,317,534.05 60,496,278.78 5.33 44,932,640.85 5.39 39,958,034.52 46,738,786.00 MKX 1,741 3.74 84,043,751.20 74,416,614.50 56,195,040.42 4.95 42,571,565.95 5.11 38,056,031.29 44,156,970.00 MKS 968 2.08 50,004,317.67 42,487,219.41 31,457,836.55 2.77 24,062,911.45 2.89 21,701,428.54 23,919,725.00 Flex 655 1.41 26,981,943.46 23,667,128.50 17,795,474.92 1.57 12,411,209.60 1.49 10,893,733.18 13,207,779.00 Taurus 685 1.47 26,178,847.46 23,197,914.41 17,757,347.64 1.56 12,755,227.32 1.53 11,304,642.07 12,505,357.00 Fiesta 1,033 2.22 18,563,558.28 16,958,715.07 14,230,289.93 1.25 10,467,048.75 1.26 9,289,128.93 10,385,907.00 CMAX 542 1.16 16,704,771.33 15,007,082.54 12,965,886.46 1.14 9,335,836.17 1.12 8,124,231.10 9,314,908.00 Other 1,031 2.21 52,484,552.36 47,557,217.65 35,318,370.76 3.11 24,179,536.28 2.90 21,354,742.10 25,872,807.00 Total: 46,572 100.00% 1,646,919,463.02 $ 1,474,693,297.81 $ 1,135,071,232.34 $ 100.00% 833,150,813.30 $ 100.00% 734,293,972.06 $ 859,336,382.00 $ Number of Leases Securitization Value Base Residual Value

14 Slide FCALT 2013-B ROADSHOW PAYMENT SCHEDULE This payment schedule will be updated quarterly and posted on the Ford Credit website: www.fordcredit.com/institutionalinvestments/index.jhtml Securitization Value Base Monthly Payment % of Base Monthly Payment Base Residual % of Base Residual $1,135,071,232.34 Initial Balance $1,135,071,232.34 2013 October 1,122,679,844.41 $18,460,065.62 4.29% $0.00 0.00% November 1,110,204,220.66 18,459,518.49 4.29 18,491.00 0.00 December 1,097,611,517.09 18,457,152.19 4.29 71,190.00 0.01 2014 January 1,083,872,218.37 18,434,153.54 4.29 1,173,415.35 0.14 February 1,068,934,719.94 18,382,125.33 4.27 2,350,151.30 0.28 March 1,052,169,443.73 18,285,316.38 4.25 4,194,786.60 0.50 April 1,034,943,122.65 18,175,205.08 4.23 4,676,071.95 0.56 May 1,016,302,641.79 18,032,603.93 4.19 6,140,724.05 0.74 June 994,766,501.91 17,824,370.69 4.14 9,144,934.05 1.10 July 972,367,207.03 17,598,745.48 4.09 10,118,410.90 1.21 August 944,638,709.14 17,265,032.21 4.01 15,661,362.15 1.88 September 916,476,120.31 16,921,933.00 3.93 16,290,147.76 1.96 October 888,106,604.12 16,568,278.82 3.85 16,700,022.55 2.00 November 855,266,745.57 16,129,498.64 3.75 21,457,451.83 2.58 December 819,019,632.36 15,626,316.30 3.63 25,192,233.14 3.02 2015 January 780,176,216.66 15,065,397.15 3.50 28,155,833.25 3.38 February 734,160,684.83 14,359,262.28 3.34 35,826,545.67 4.30 March 688,807,867.67 13,660,490.35 3.18 35,616,424.53 4.27 April 642,338,217.17 12,899,957.42 3.00 37,251,066.49 4.47 May 592,440,144.93 12,077,890.07 2.81 41,253,212.95 4.95 June 541,267,744.12 11,208,348.77 2.61 43,130,298.95 5.18 July 494,902,145.63 10,412,360.36 2.42 38,846,065.88 4.66 August 467,198,871.73 9,943,184.09 2.31 20,405,253.80 2.45 September 441,108,750.47 9,506,237.33 2.21 19,081,004.45 2.29 October 421,288,234.07 9,181,561.87 2.13 12,996,630.30 1.56 November 397,758,867.22 8,762,207.80 2.04 17,018,871.80 2.04 December 371,761,716.74 8,276,258.45 1.92 19,846,847.27 2.38 2016 January 337,026,471.91 7,582,496.80 1.76 29,139,745.57 3.50 February 286,436,941.44 6,506,474.30 1.51 45,884,290.13 5.51 March 233,921,433.00 5,386,923.51 1.25 48,659,607.42 5.84 April 182,102,677.65 4,237,552.38 0.99 48,831,518.83 5.86 May 129,395,843.15 3,058,681.14 0.71 50,621,360.24 6.08 June 78,979,938.88 1,908,197.87 0.44 49,199,252.94 5.91 July 31,639,256.63 804,158.33 0.19 46,958,897.10 5.64 August 19,286,081.61 495,255.30 0.12 12,026,932.90 1.44 September 8,595,511.18 221,937.78 0.05 10,571,610.95 1.27 October 57,067.64 1,544.49 0.00 8,582,777.25 1.03 November - - 0.00 57,372.00 0.01 Total $430,176,693.54 100.00% $833,150,813.30 100.00% $1,263,327,506.84 65.95% Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual Value Total Scheduled Base Monthly Payments plus Base Residual Value Initial Balance

15 Slide FCALT 2013-B ROADSHOW RESIDUAL MATURITY vs. ENHANCEMENT BUILD Residual Maturity Profile vs. Hard Credit Enhancement for Class A Notes(1) • Because enhancement as a percentage of the FCALT 2013-B pool balance increases during the transaction, the amount of residual stress that each class can support increases dramatically over time • The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction • The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 17.84%, similar to previous FCALT transactions (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, pricing speed of 100% PPC % of Residuals Maturing Each Period Hard Credit Enhancement as a % of Current Securitization Value 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% 90.00% 100.00% 0 2 4 6 8 10 12 14 16 18 20 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 Car CUV SUV Truck Total AAA Hard C/E

16 Slide FCALT 2013-B ROADSHOW RESIDUAL BREAKEVEN ANALYSIS • 0% prepayments • 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses • 2-month lag on receipt of auction proceeds for residual • 50% recovery of charge-offs (with a 3-month lag on credit loss recoveries) Assumptions: • Base net credit loss of 1.00% of initial total securitization value • Estimated 4.22% excess spread per annum • Includes 11.20% initial overcollateralization growing to a target of 13.70%; 8.70% of subordination for the Class A Notes, 4.20% of subordination for the Class B Notes, and 0.50% cash reserve account (1) After stress defaults Class A-1 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 100.0% 100.0% 100.0% 80% 100.0% 100.0% 100.0% 90% 100.0% 100.0% 100.0% 100% 100.0% 100.0% 100.0% Class A-2 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 100.0% 100.0% 100.0% 80% 97.1% 97.3% 97.4% 90% 86.3% 86.5% 86.6% 100% 77.7% 77.8% 77.9% Class A-3 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 67.5% 65.8% 64.0% 80% 59.1% 57.6% 56.0% 90% 52.5% 51.2% 49.7% 100% 47.2% 46.0% 44.7% Class A-4 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1x 3x 5x 70% 53.9% 51.7% 49.2% 80% 47.2% 45.2% 43.0% 90% 41.9% 40.2% 38.2% 100% 37.7% 36.1% 34.4% Class B Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.50% 4.00% Turn in Rate(1) 1x 2.5x 4x 70% 45.0% 43.0% 40.9% 80% 39.4% 37.6% 35.8% 90% 35.0% 33.5% 31.8% 100% 31.5% 30.1% 28.6% Class C Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.00% 3.00% Turn in Rate(1) 1x 2x 3x 70% 36.7% 35.2% 33.7% 80% 32.1% 30.8% 29.4% 90% 28.5% 27.3% 26.1% 100% 25.6% 24.6% 23.5% The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

17 Slide FCALT 2013-B ROADSHOW FORD CREDIT’S U.S. MANAGED LEASE PORTFOLIO Average Number of Leases Outstanding (000) 840 677 438 331 422 532 Source: Manheim Consulting, August 2013 (January 1995 = 100) • Ford Credit targets a consistent presence in the leasing market -- Ford Credit never exited the leasing business • In 2008 and 2009, Ford Credit reduced lease originations due to: – Enhanced focus on retail – Lower auto sales • As market conditions improved, Ford Credit has increased its purchase target for lease with originations resuming growth in 2010 Number of Leases Originated Source: FCALT 2013-B Prospectus Supplement Manheim Used Vehicle Value Index

18 Slide See Appendix for footnotes FCALT 2013-B ROADSHOW FORD CREDIT’S U.S. LEASE PORTFOLIO – RESIDUAL PERFORMANCE • Ford’s managed portfolio residual realizations have posted gains of 6.65% for the six months ending June 30, 2013 and of 10.51% for the year ending December 31, 2012 • Rating agencies stress residuals in excess of 30%, which is significantly higher than Ford Credit’s worst year in 2008 when the portfolio experienced a residual losses of 18.26% • Rating agencies apply their residual value stress to all vehicles scheduled to be returned over a 38-month period for FCALT 2013-B, while periods of severe residual stress have historically been much shorter • Rating agencies assume a 100% return rate even though Ford Credit’s highest return rate was only 82.31% in 2008 Six Months Ended June 30, Year Ended December 31, 2013 2012 2012 2011 2010 2009 2008 Number of Leases Terminated 77,900 57,438 104,809 177,652 325,523 296,560 286,577 Number of Vehicles Returned and Sold 51,274 34,841 62,761 98,925 214,597 224,455 235,878 Return Rate 65.82% 60.66% 59.88% 55.68% 65.92% 75.69% 82.31% Vehicles Returned and Sold Average Adjusted MSRP $33,846 $35,222 $35,472 $32,055 $33,562 $35,679 $37,692 Average ALG Residual Value 17,484 16,860 17,301 14,301 16,263 17,532 18,590 Average Residual Loss (Gain) (1,163) (2,247) (1,819) (3,302) (1,934) 23 3,395 Residual Loss (Gain) as a % of Adjusted MSRP (%)(1) Car 2.04%ll (2.96)%ll (1.44)%ll (6.93)%ll (1.64)%ll 2.49%ll 6.33%ll CUV (7.63)% (11.63)% (10.16)% (13.50)% (7.99)% (2.49)% 9.22% SUV (9.68)% (10.55)% (10.22)% (11.61)% (6.50)% 0.41% 11.07% Truck (10.94)% (16.33)% (14.33)% (15.46)% (11.60)% (5.21)% 8.47% Average (3.44)% (6.38)% (5.13)% (10.30)% (5.76)% 0.06% 9.01% Residual Loss (Gain) as a % of ALG Residual Value(2) (6.65)% (13.33)% (10.51)% (23.09)% (11.89)% 0.13% 18.26% Terminated Leases Average Contract Residual Value as a % of Adjusted MSRP(3) 56.02% 51.73% 52.58% 48.86% 52.20% 54.11% 53.98% Average ALG Residual Value as a % of Adjusted MSRP(4) 50.60% 47.22% 48.01% 44.40% 47.52% 48.61% 48.90% Contract Residual Value Higher (Lower) than ALG Residual Value 5.41ppts 4.51ppts 4.56ppts 4.46ppts 4.69ppts 5.50ppts 5.08ppts

19 Slide See Appendix for footnotes FCALT 2013-B ROADSHOW FORD CREDIT’S U.S. LEASE PORTFOLIO – CREDIT PERFORMANCE Delinquency, Repossession and Credit Loss Experience Six Months Ended June 30, Year Ended December 31, 2013 2012 2012 2011 2010 2009 2008 Average number of leases outstanding(1) 532,031 388,121 421,935 330,953 438,324 676,511 840,310 Average portfolio outstanding (in millions)(2) $13,745 $9,970 $10,828 $7,921 $9,218 $14,946 $20,307 Delinquencies Average number of delinquencies(3) 31 - 60 days 3,841 2,718 3,212 2,818 6,013 10,277 10,886 61 - 90 days 313 177 227 287 603 1,101 1,189 Over 90 days 23 19 21 42 109 240 241 Average number of delinquencies as a percentage of average number of leases outstanding 31 - 60 days 0.72% 0.70% 0.76% 0.85% 1.37% 1.52% 1.30% 61 - 90 days 0.06% 0.05% 0.05% 0.09% 0.14% 0.16% 0.14% Over 90 days 0.00% 0.00% 0.00% 0.01% 0.02% 0.04% 0.03% Repossessions and Credit Losses Repossessions as a percentage of average number of leases outstanding(4) 0.57% 0.54% 0.58% 0.79% 1.73% 2.12% 1.53% Aggregate net losses (gains) (in millions)(5) $5 ($6) ($6) ($6) $38 $118 $156 Net losses (gains) as a percentage of average portfolio outstanding(4)(5) 0.08% (0.12)% (0.06)% (0.07)% 0.42% 0.79% 0.77% Net losses (gains) as a percentage of gross liquidations(4)(6) 0.20% (0.32)% (0.17)% (0.13)% 0.49% 1.38% 1.62% Number of leases charged off 2,772 1,513 3,614 3,698 11,038 20,215 17,933 Number of leases charged off as a percentage of average number of leases outstanding(4) 1.04% 0.78% 0.86% 1.12% 2.52% 2.99% 2.13% Average net loss (gain) on leases charged off $1,872 ($4,088) ($1,757) ($1,569) $3,475 $5,852 $8,723

20 Slide Return Rate* Cumulative Residual Loss / (Gain)** FCALT 2013-B ROADSHOW SECURITIZATION POOL PERFORMANCE * Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio ** As a percentage of initial Base Residual Value *** Total credit loss as a percent of initial total securitization value Gain Loss Cumulative Net Credit Losses*** • Transaction performance reflects the present strength in the used vehicle market - Return rates of about 50% - Cumulative residual gains • Consistent credit loss performance Source: Investor Reports for referenced FCALT transactions Commentary

21 Slide Break-even = 100% Return Rate Assumed FCALT 2013-B ROADSHOW BREAK-EVEN ANALYSIS* Return Rate Cumulative Residual Loss / (Gain) A-4 Break-even = 34.4%(1) A-3 Break-even = 44.7%(1) A-2 Break-even = 77.9%(1) Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) (1) Refer to assumptions on slide 16 Break-Even for FCALT 2013-B Compared to Historical Pool Performance Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) -10% 10% 30% 50% 70% 90% 110% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2009-A 2010-A 2010-B 2011-A 2011-B 2012-A 2012-B 2013-A Break-even = 100% Return Rate Assumed * Assumes Cumulative net loss stress of 5%; break-evens are specific to FCALT 2013-B Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008)

22 Slide Residual Gain/(Loss) per Returned Vehicle as a % of ALG Residual Value RESIDUAL GAIN/(LOSS) BY PRIOR POOL EXAMPLES • Residual performance for the U.S. lease portfolio versus ALG residual values resulted in a 6.65% gain in First Half 2013 • Residual performance on recent transactions has resulted in significant gains for most vehicle types • The residual performance information is updated quarterly for each public lease transaction and posted on Ford Credit’s website: www.fordcredit.com/institutionalinvestments/index.jhtml FCALT 2013-B ROADSHOW -15% -5% 5% 15% 25% 35% 45% 55% Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11 Jan-12 Feb-12 Mar-12 Apr-12 May-12 Jun-12 Jul-12 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Car CUV SUV Truck FCALT 2010-B FCALT 2011-A

23 Slide Ford Corporate Information

24 Slide TOTAL COMPANY 2013 SECOND QUARTER HIGHLIGHTS • Launched refreshed Fiesta in the Americas; Tourneo Custom in Russia; Fiesta ST in South Africa and China; EcoSport in India; and 1.5-liter EcoBoost in Asia Pacific Africa • Started full production of Explorer in Russia • Introduced Escort Concept at Shanghai Motor Show • Announced investment in new engine plants in China and Russia • Announced Australia business transformation and product acceleration • Broke our Full Year U.S. hybrid vehicle sales record in first five months of 2013 • Announced 2,000+ new jobs in Kansas City, enabling 200,000 units of increased straight-time capacity to support demand when combined with previously announced 1,400 jobs in Flat Rock

25 Slide FCALT 2013-B ROADSHOW CORPORATE RATINGS S&P Moody's Fitch DBRS Issuer Ratings Ford Motor BBB- N/A BBB- BBB (low) Ford Credit BBB- N/A BBB- BBB (low) FCE Bank plc BBB N/A BBB- NR Senior Long-Term Unsecured Ford Motor BBB- Baa3 BBB- BBB (low) Ford Credit BBB- Baa3 BBB- BBB (low) FCE Bank plc BBB Baa3 BBB- NR Short-Term Unsecured Ford Credit NR P-3 F3 R-3 Outlook Stable Stable Stable Stable

B-Platform (Fiesta) C/D Platform (Fusion / Mondeo) C-Platform (Focus) Full-Size Pickup (F-150) Over 8500 Pickup (Super Duty) Sports Car (Mustang) Light Truck (Ranger) D-Platform (Explorer) Full-Size Van (Transit) FCALT 2013-B ROADSHOW GLOBAL CORE PLATFORMS 26 Slide27

27 Slide APPENDIX

28 Slide (1) The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. (2) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG residual value for those vehicles. (3) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (4) The percentage equivalent to the average ALG residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. FCALT 2013-B ROADSHOW FOOTNOTES TO RESIDUAL TABLE ON SLIDE 18 APPENDIX 1 of 2 With regard to the residual table on slide 18, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by July 31, 2013, (2) the related leased vehicle was purchased pursuant to the lease during the period or (3) the lease defaulted during the period.

29 Slide (1) Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. (4) For the non-annual periods, the percentages are annualized. (5) Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off. Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. (6) Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease. APPENDIX 2 of 2 FCALT 2013-B ROADSHOW FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 19